Exhibit 10.32

CONDITIONAL FORBEARANCE AGREEMENT

This Conditional Forbearance Agreement (the “Conditional Forbearance”) is entered into as of August 23, 2010 (the “Effective Date”), by and between Altima Central Asia Master Fund Ltd., a Cayman company (the “Lender”) and Caspian Services, Inc., a Nevada corporation (the “Borrower,” and together with the Lender, the “Parties”).

RECITALS

WHEREAS, the Lender and the Borrower are parties to that certain Facility Agreement dated June 20, 2008 (the “Facility Agreement”), a copy of which is attached to this Conditional Forbearance as Exhibit A; and

WHEREAS, pursuant to the Facility Agreement, the Lender provided a loan of up to a maximum principal amount of $15,000,000 to the Borrower (the “Loan”); and

WHEREAS, without limiting any Event of Default (as this and other capitalized terms used herein and not otherwise defined herein are defined in the Facility Agreement) the Borrower has advised the Lender that:

(i) it has defaulted under the terms of the Facility Agreement by failing to satisfy the financial covenants contained in Clause 9.2 of the Facility Agreement;

(ii) it may have, as a result of the default discussed in (i) above, defaulted under the provisions of Clause 9.1(f) of the Facility Agreement; and

(iii) it is seeking to negotiate with other lenders and/or creditors of the Borrower, including the EBRD and Great Circle Energy Services LLC (and or its legal successors)  with a view to restructuring or rescheduling its indebtedness together with the Loan ((i), (ii) and (iii) are referred to herein collectively as the “Existing Defaults”).

WHEREAS, by reason of the Existing Defaults, the Lender has available to it numerous rights and remedies under the Facility Agreement at law and in equity (collectively, the “Remedies”), including, without limitation, the right to demand full and immediate payment of the Loan;

WHEREAS, the Borrower has requested that the Lender forbear for an agreed period of time from exercising the Remedies against the Borrower;

WHEREAS, although the Lender is under no obligation to do so, subject to the terms and conditions hereinafter set forth, the Lender has agreed to such request;

 WHEREAS, as of the Effective Date, the aggregate unpaid principal balance of the Loan is $15,000,000;

NOW THEREFORE, in consideration of the above recitals and the mutual promises and benefits contained herein, the Parties hereby agree as follows:

1.	CONDITIONAL FORBEARANCE.

1.1           The Lender hereby conditionally agrees from the Effective Date to forbear from exercising any Remedies until the earliest of:

(a)	the occurrence or existence of any event or condition that constitutes and Event of Default, other than an Existing Default;

(b)
the Lender determines that negotiations for agreeing on the terms of a longer-term conditional forbearance or comprehensive restructuring plan are not being carried out in good faith by the Borrower which includes providing to the Lender:

a.
by September 13, 2010 a comprehensive strategic restructuring plan (the “Strategic Restructuring Plan”) which shall include for the Borrower monthly financial reports, including actual and projected profit and loss, balance sheet and cash flow, for 36 months together with details of a proposed debt restructuring which includes immediate repayment of all accrued interest and a plan to repay the balance of the Loan over the projected period; and

b.
by September 20, 2010, conducting a meeting the purpose of which is to review the Strategic Restructuring Plan by and among the management of the Borrower, including Mirgaly Kunaev, the Lender, EBRD and Great Energy Services LLC or its advisor Alfa Capital Partners;

(c)
the date on which any other lender or creditor of the Borrower, including but not limited to EBRD and Altima Central Asia (Master) Fund Ltd,  declares a default under its lending or credit agreement and declares such debt obligation of  the Borrower immediately due and payable;

(d)	the date on which the Borrower, or any other member of the Group, without a prior written consent by the Lender has agreed to sell, transfer or dispose of any material asset (excluding receivables);

(e)
the date on which the Borrower, or any other member of the Group, without a prior written consent by the Lender has agreed to sell, transfer or dispose of receivables with a face value in excess of $100,000 in one or a series of transactions;

(f)
the date on which the Borrower, or any other member of the Group, without a prior written consent by the Lender incurs, any capital expenditures in excess of $100,000 in one or a series of transactions;

(g)	the Borrower takes any action whatsoever which adversely impacts or is intended to adversely impact the Borrower, or any other member of the Group; and

(h)	September 22, 2010

(such period of time from the Effective Date until the earliest to occur of the foregoing events is hereinafter referred to as the “Forbearance Period”).  The Borrower covenants to immediately notify the Lender of the occurrence of any of the event referred to in sub-clauses 1.1(a), (c), (d), (e), (f) and (g).

1.2           Nothing in the foregoing, or in any other provision of this Conditional Forbearance, shall be construed to waive the Existing Defaults, which remain Events of Default.  From and after the termination or expiration of the Forbearance Period, and without notice, the Lender may at any time and from time to time exercise such of the Remedies as it deems appropriate

2.	BORROWER’S REPRESENTATIONS AND WARRANTIES.

(a)
No Existing Defaults. As of the Effective Date, no Default or Event of Default (other than the Existing Defaults) has occurred and is continuing; after giving effect to the Conditional Forbearance, no default or event of default has occurred and is continuing with respect any other Financial Indebtedness of the Borrower, nor will any default or event of default result with respect any other Financial Indebtedness of the Borrower arise from the effectiveness of this Conditional Forbearance or any transaction contemplated hereunder.

(b)
No Authorizations. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution and delivery by the Borrower of this Conditional Forbearance.

(c)
Due Execution. This Conditional Forbearance has been duly executed and delivered by the Borrower.  The Facility Agreement, as modified hereby, is the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms.

(d)
Confirmation of Debts; Release.  The Borrower hereby confirms that the Borrower is indebted to the Lender for the Loan in the amount and as of the date set forth in the Recitals above, and is also obligated to the Lender, in respect of other obligations as set forth in the Facility Agreement.  The Borrower further acknowledges and agrees that as of the Effective Date, it has no claim, defense or set-off right against the Lender or its respective employees, officers, directors or agents of any nature whatsoever, whether sounding in tort, contract or otherwise, and has no claim, defense or set-off of any nature whatsoever to the enforcement by the Lender of the full amount of the Loan under the Facility Agreement.

3.	NO GENERAL WAIVER.

This Conditional Forbearance shall in no way be construed or interpreted as constituting a waiver of:

(a)	any breach by the Borrower of any term or condition of the Facility Agreement; or

(b)
any right to exercise any Remedies under the Facility Agreement during the Forbearance Period, excluding the conditional forbearance from the exercise of Remedies as provided for herein with respect to the Existing Defaults.

4.	INCONSISTENCY.

The Parties expressly agree that in the event of any conflict between this Conditional Forbearance and the Facility Agreement, the terms of this Conditional Forbearance shall govern.

5.	CONTINUATION OF AGREEMENT.

Except as expressly amended and supplemented by this Conditional Forbearance, the Facility Agreement shall continue to remain in full force and effect and the Parties hereby ratify and confirm the terms and conditions of the Facility Agreement.

6.	ENTIRE AGREEMENT.

This Conditional Forbearance, together with the Facility Agreement, constitutes the final, complete, and exclusive statement of the agreement of the Parties with respect to the subject matter hereof, and supersedes any and all other prior and contemporaneous agreements and understandings, both written and oral, between the Parties.

7.	MODIFICATION.

This Conditional Forbearance may be supplemented, amended, or modified only by the mutual agreement of the Parties, which agreement must be in writing and signed by both Parties.

8.	GOVERNING LAW.

This Conditional Forbearance shall be governed by the laws of the state of Nevada, without regard to its conflicts of law provisions.

9.	VENUE AND SERVICE OF PROCESS.

Any dispute arising out of or in connection with this Conditional Forbearance shall be resolved in accordance with the procedure set out in clause 18 of the Facility Agreement, which shall be deemed to be incorporated mutatis mutandis into this Conditional Forbearance.

10.	COUNTERPARTS/ELECTRONIC SIGNATURES.

This Conditional Forbearance may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.  For purposes of this Conditional Forbearance, use of a facsimile, e-mail, or other electronic medium shall have the same force and effect as an original signature.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties hereto have executed this Conditional Forbearance as of the date first above written.

LENDER	ALTIMA CENTRAL ASIA MASTER FUND LTD. By: Name: John J.M. Webster Title: Authorized Signatory

BORROWER	CASPIAN SERVICES, INC. By: Name: Alexey Kotov Title: Chief Executive Officer